Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of InspireMD Inc. of our report dated March 9, 2020 relating to the financial statements, which appears in InspireMD Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
June 1, 2020	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il